As filed with the Securities and Exchange Commission on November 5, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEVRO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	56-2568057
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4040 Campbell Avenue
Menlo Park, CA 94025
(650) 251-0005
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael DeMane
Chief Executive Officer
Nevro Corp.
4040 Campbell Avenue
Menlo Park, CA 94025
(650) 251-0005
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael W. Hall, Esq. Anthony J. Richmond, Esq. Brian J. Cuneo, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Andrew H. Galligan Vice President of Finance, Chief Financial Officer Nevro Corp. 4040 Campbell Avenue Menlo Park, CA 94025 Telephone: (650) 251-0005 Facsimile: (650) 251-9415	Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 752-2000 Facsimile: (650) 752-2111

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-199156

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.001 par value per share	862,500 shar	es	$18.00	$15,525,000	$1,805

(1)          Represents only the additional number of shares being registered and includes 112,500 additional shares that the underwriters have the option to purchase.  In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-199156).

(2)          The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $122,187,500 on a Registration Statement on Form S-1 (File No. 333-199156), which was declared effective by the Securities and Exchange Commission on November 5, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $15,525,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Nevro Corp., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-199156) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on November 5, 2014, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California, on November 5, 2014.

Nevro Corp.

By:	/s/ Michael DeMane
Michael DeMane
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael DeMane	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 5, 2014
Michael DeMane

/s/ Andrew H. Galligan	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	November 5, 2014
Andrew H. Galligan

*	Director	November 5, 2014
Ali Behbahani, M.D.

*	Director	November 5, 2014
Peter T. Bisgaard

*	Director	November 5, 2014
Frank Fischer

*	Director	November 5, 2014
Wilfred E. Jaeger, M.D.

*	Director	November 5, 2014
Shawn T McCormick

*	Director	November 5, 2014
Nathan B. Pliam, M.D.

*By:	/s/ Andrew H. Galligan
Andrew H. Galligan
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1(1)	Form of Underwriting Agreement

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1(2)	Powers of Attorney

(1)                   Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-199156), originally filed with the Securities and Exchange Commission on October 3, 2014 and incorporated by reference herein.

(2)                   Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-199156), originally filed with the Securities and Exchange Commission on October 3, 2014 and incorporated by reference herein.